Exhibit 10.63

SERVICE AGREEMENT

SERVICE AGREEMENT (the “Agreement”), dated as of January 3, 2012 (the “Effective Date”), between TOWER DEFENSE & AEROSPACE, LLC (“TDA”), and RANDE SOMMA & ASSOCIATES LLC (the “Consultant”).

RECITALS

TDA and the Consultant desire to enter into this Agreement for the retention of the Consultant to develop a sales and business development system for TDA (the “Sales and Business Development System”) to address:

A.  Scoping and qualifying market segments and their respective customer base.

B. Establishment of an actionable and measureable Tactical Sales Plan (TSP), and a process to optimize success of execution and associated significant revenue growth.

C. Establishment of an actionable and measurable Growth Strategy (3 year horizon), and a process to generate and monitor the progress of the achievement of the Critical Success Factors.

D. Identify the appropriate Sales/Business Development organization; size, structure and deployment.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Consulting Term and Services.

(a)          Engagement. TDA hereby retains the Consultant, and the Consultant hereby agrees to be retained by TDA, upon the terms and subject to the conditions set forth in this Agreement.

(b)          Term. Subject to earlier termination as provided in Section 4, the term of the Consultant’s engagement under this Agreement (the “Consulting Period”) will be for a period commencing on the Effective Date and terminating on December 31, 2012.

(c)          Services. During the Consulting Period, the Consultant will provide the following services for the development of the Sales and Business Development System:

i)         Work closely with the TDA President and the Sales and Business Development team and lead the establishment of the Sales/Business Development systems, as well as the process models for implementation and execution, including leading the effort to define the appropriate staffing, deployment and performance metrics.

ii)        Mr. Somma will personally engage in coaching and monitoring the implementation and execution of the Sales and Business Development system, including, but not limited to, attending the prescribed monthly/quarterly progress reviews.

iii)      Availability to collaborate and/or provide advice to TDA’s President on any and all matters regarding TDA's operations.

iv)        Leverage relationships with present and potential TDA customers.

2.           Compensation.

(a)          Consulting Fee. During the Consulting Period, the Consultant will be paid compensation of $150,000 (the “Consulting Fee”), which Consulting Fee will be payable in six equal monthly installments of $25,000 each from July 2012 to December 2012 on or before the 25th of each month.

(b)          Bonus. 40% bonus, aligned with the TDA sales team’s formula; 75% Revenue and 25% EBITDA. Payout percentage equal to that of the TDA sales team, and payable consistent with the enterprise bonus payment in 2012.

3.           Termination.

(a)          Termination without cause: TDA will provide 10 day written notice of termination of this Agreement prior to expiration. Within 30 days of termination date, TDA will remit a lump sum payment of $300,000 (the “Termination Fee”), less any amounts previously paid to Rande Somma & Assoc. pursuant to Section 2 hereinabove.

(b)          Termination with cause: TDA will provide 10 day written notice of termination of the agreement prior to expiration. Within 30 days of termination date TDA will provide reimbursement for any unpaid services up to the termination date. Termination with cause requires the mutual agreement between TDA and Rande Somma & Assoc. that there is appropriate and sufficient cause.

(c)          Voluntary termination: Rande Somma & Assoc. is required to provide 30 day written notice of voluntary termination. Within 30 days of termination date, TDA will provide reimbursement for any unpaid services up to the termination date, with no additional liabilities or obligations held by either party.

(d)          Involuntary termination: in cases such as death or disability of the consultant, any payments due to Rande Somma & Assoc. will be at the sole discretion of TDA.

4.           Independent Contractor. The Consultant shall serve as an independent contractor to TDA and as such shall be responsible for all tax payments, estimated tax payments or other tax liabilities, as required for the Consultant. The Consultant hereby expressly acknowledges and agrees that (i) the Consultant is an independent contractor and is not an employee of TDA, Tower International, Inc. or any of its subsidiaries (collectively, the “Tower Companies”). TDA shall carry no worker’s compensation insurance or any health or accident insurance to cover the Consultant. TDA shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, or provide any other contributions or benefits which might be expected in an employer-employee relationship and the Consultant expressly waives any right to such participation or coverage. By executing this Agreement, the Consultant agrees that he shall make such contributions, pay all applicable taxes and hereby indemnifies and holds harmless TDA for any costs, fees, damages or penalties assessed against Company by virtue of Consultant’s failure to make such contributions or payments.

5.           Miscellaneous.

(a)          Notices. All notices, requests, demands and other communications to any party or given under this Agreement will be in writing and delivered personally, by overnight delivery or courier, by registered mail to the parties at the address specified for such parties on the signature pages hereto (or at such other address as may be specified by a party in writing given at least five business days prior thereto). All notices, requests, demands and other communications will be deemed delivered when actually received.

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(b)          Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument.

(c)          Amendment of Agreement. This Agreement may not be amended, modified or waived except by an instrument in writing signed on behalf of each of the parties hereto.

(d)          Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of State of Michigan applicable to contracts executed in and to be performed entirely within such jurisdiction, without reference to conflicts of laws provisions.

(e)          Entire Agreement. This Agreement contains and constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the parties hereto, including, but not limited to, the proposal letter, dated December 5, 2011, between Consultant and Tower International, Inc.

(f)          No Third-Party Rights. This Agreement is not intended, and will not be construed, to create any rights in any parties other than the Consultant. TDA and the Tower Companies, and no Person may assert any rights as third-party beneficiary hereunder.

(g)          No Waiver; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege.

[Signatures on following page.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date set forth above.

TOWER DEFENSE & AEROSPACE, LLC

	By:	/s/ Michael Rajkovic
MICHAEL RAJKOVIC,
PRESIDENT

RANDE SOMMA & ASSOCIATES LLC

	By:	/s/ Rande Somma
RANDE SOMMA,
PRESIDENT

Tower Defense & Aerospace, LLC
17672 Laurel Park Drive North, Suite 400E
Livonia, Michigan 48152
248-675-6000

Rande Somma & Associates LLC
794 Palms Road
Bloomfield Hills, Michigan 48304
248-520-1817

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